Press Release For immediate release

Invesco Ltd. Announces Amended April 30, 2008 Assets Under Management
Contact: Aaron Uhde Phone: 404 479 2956

Atlanta, May 9, 2008

Invesco Ltd. (NYSE: IVZ) today reported corrected asset classifications of preliminary month-end assets under management of $480.8 billion.

	Ending Assets Under Management
(In billions)	April 30, 2008(a)	March 31, 2008	February 29, 2008	January 31, 2008
Total AUM ex Money Market	$394.1	$383.0	$392.7	$396.7
Money Market (b)	$86.7	$87.3	$82.7	$78.9
Total	$480.8	$470.3	$475.4	$475.6

(a)	Preliminary – subject to adjustment.
(b)	Money Market assets include both retail and institutional money market assets.

Invesco is a leading independent global investment management company, dedicated to helping people worldwide build their financial security. By delivering the combined power of our distinctive worldwide investment management capabilities, including AIM, Atlantic Trust, Invesco, Perpetual, PowerShares, Trimark, and WL Ross, Invesco

provides a comprehensive array of enduring investment solutions for retail, institutional and high net worth clients around the world. Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com .